Exhibit 99.6

LinkedIn post by Ling Zeng, Chief Legal Officer and Secretary of Dicerna, posted November 18, 2021

Congratulations to the team!

https://investors.dicerna.com/news-releases/news-release-details/novo-nordisk-acquire-dicerna